Exhibit 5.1

STRADLING YOCCA CARLSON & RAUTH A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100	ORANGE COUNTY (949) 725-4000 SAN DIEGO (858) 720-2150 SAN FRANCISCO (415) 283-2240 SANTA BARBARA (805) 730-6800 SACRAMENTO (916) 449-2350 SANTA MONICA (424) 214-7000

May 7, 2012

MMRGlobal, Inc.
4401 Wilshire Blvd., Suite 200
Los Angeles, CA 90010

Re: MMRGlobal, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 to be filed on the date hereof by MMRGlobal, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission, in connection with the offering from time to time by the Company of 100,000,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share.

As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the Shares.

Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the prospectus which is a part of the Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ STRADLING YOCCA CARLSON & RAUTH